Exhibit 99.1

Contact:	Miles Goda
VP of Corporate Development
(206) 613-0826

WatchGuard Reports Fourth Quarter and Year-End Results

New Security-on-Demand Product Strategy Expected to Drive Growth in 2004

Seattle, Washington – February 12, 2004. WatchGuard Technologies, Inc. (Nasdaq: WGRD), a leading provider of Internet security solutions, today announced its financial results for the fourth quarter and year ended December 31, 2003.

WatchGuard reported net revenue of $19.7 million for the fourth quarter of 2003, compared to $22.1 million in the fourth quarter of 2002, and $18.6 million in the previous quarter. Product revenue was $13.3 million, compared to $15.9 million in the fourth quarter of 2002, and $12.0 million in the previous quarter. Service revenue was $6.4 million, compared to $6.1 million in the fourth quarter of 2002, and $6.6 million in the previous quarter. For 2003, WatchGuard reported net revenue of $80.2 million, compared to $75.5 million in 2002.

On a GAAP basis, WatchGuard reported a net loss of $4.4 million, or $0.13 per share, in the fourth quarter, compared to a net loss of $11.7 million, or $0.36 per share, in the fourth quarter of 2002, and a net loss of $7.3 million, or $0.22 per share, in the previous quarter. In the fourth quarter of 2003, WatchGuard recorded $860,000 of inventory charges, approximately $700,000 of which related to obsolete components and for inventory related to the Company’s exit from its RapidStream “Secured by Check Point” line of business. The Company also increased its restructuring reserves by $1.0 million in connection with its ability to sublease excess facilities. For 2003, WatchGuard reported a net loss of $16.1 million, or $0.49 per share, compared to a net loss of $31.6 million, or $1.02 per share in 2002.

Excluding amortization of acquisition-related costs, impairment charges, non-cash stock-based compensation, acquired in-process research and development costs, and restructuring charges, WatchGuard reported a pro forma net loss of $2.8 million, or $0.08 per share, in the fourth quarter, compared to a pro forma net profit of $0.2 million, or $0.01 per share, in the fourth quarter of 2002, and a pro forma net loss of $3.4 million, or $0.10 per share, in the previous quarter. For 2003, WatchGuard reported a pro forma net loss of $9.4 million, or $0.28 per share, compared to a pro forma net loss of $9.8 million, or $0.32 per share in 2002. The reconciliation of WatchGuard’s GAAP net loss per share to WatchGuard’s pro forma net loss per share for the quarter and year ended December 31, 2003, the quarter and year ended December 31, 2002, and the quarter ended September 30, 2003, is set forth at the end of this press release.

WatchGuard ended December 31, 2003, with $81.8 million in cash and securities, of which $3.0 million is restricted cash under the terms of certain real estate lease agreements.

On February 2, 2004, WatchGuard introduced the Firebox X, the Company’s first major core product launch since the introduction of the Firebox III in 2001. This next-generation security appliance represents a significant advance in security for the small- to mid-sized enterprise customer by redefining how security is delivered. The Firebox X is designed to be the first integrated security appliance that enables a customer to upgrade the appliance to any higher model in the line or increase port density by simply applying a software license key. The Firebox X platform combines firewall, VPN, application layer security, intrusion prevention functionality, spam blocking, Web filtering, and authentication in a single appliance, and enables the future delivery of high margin add-ons and upgrades, such as gateway anti-virus, SSL, and signature-based intrusion prevention.

“While 2003 was a challenging year for WatchGuard, we managed to refocus our resources on the SME market, rebuild our worldwide sales organization, lower inventory levels, control operating expenses, and complete the development of the Firebox X,” said Steve Moore, Chief Executive Officer of WatchGuard. “The introduction of the Firebox X represents a major technological and strategic leap forward for WatchGuard. By essentially providing our customers with security-on-demand, our ground-breaking platform offers the most complete, scalable, cost-effective, and integrated security solution available to the SME. The initial response from our end-user customers and channel partners has been overwhelmingly positive.”

“Not only does the Firebox X provide our customers with the unique flexibility to address their current and future security needs, we also expect it to improve our gross margins, streamline our inventory management, and reduce our reliance on custom components because all models in the line share a common hardware platform. During the year, we plan to introduce additional upgradeable hardware platforms with enterprise-level security functionality that will be targeted at different segments of the SME market than the Firebox X. We are very excited about WatchGuard’s renewed focus on the SME market and we believe that our new product and business strategy will drive revenue growth and a return to profitability in 2004.”

Webcast Information

An Internet broadcast and replay of WatchGuard’s conference call discussing its fourth quarter and year end results (2:00 PM Pacific/5:00 PM Eastern) will be available on February 12, 2004, at www.watchguard.com under “Investor Relations.” Research analysts and institutional investors may access the live conference call by calling (800) 901-5231 (U.S. and Canada) or 617-786-2961 (International). The conference call ID number is 27475947.

About WatchGuard Technologies, Inc.

WatchGuard is a leading provider of Internet security solutions for small- to mid-sized enterprises worldwide, delivering integrated products and services that are robust as well as easy to buy, deploy and manage. The company’s Firebox X line of expandable integrated security appliances is designed to be fully upgradeable as an organization grows and to deliver the industry’s best combination of security, performance, intuitive interface and value. WatchGuard Intelligent Layered Security architecture protects against emerging threats effectively and efficiently and provides the flexibility to integrate additional security functionality and services offered through WatchGuard. Every WatchGuard product comes with an initial LiveSecurity Service subscription to help customers stay on top of security with vulnerability alerts, software updates, expert security instruction and superior customer care. For more information, please call (206) 521-8340 or visit www.watchguard.com.

Certain statements in this press release, including statements about our ability to grow our business, achieve revenue growth, and achieve and sustain profitability, statements about the potential demand for our Firebox X platform, the expected performance, total cost of ownership and scalability of our Firebox X platform and the effect of the introduction of our Firebox X platform on our gross margin and other operating results, statements about expected new products, features or functionality and other statements about our plans, objectives, intentions, and expectations are “forward-looking statements” within the meaning of the Securities Act of 1933, as amended. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to known and unknown risks and uncertainties and inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons, including the risk that our future operating results will fall below expectations, the risk that we are unable to grow our business or revenues as expected or at all,, the risk that we are unable to achieve or sustain profitability, the risk that our Firebox X platform does not achieve market acceptance or does not perform as we expect, the risk that the introduction of our Firebox X platform does not enhance our gross margins or other operating results, the risk that new products, features or functionality will not be available when expected or at all and the other risks described under “Important Factors That May Affect Our Operating Results, Our Business and Our Stock Price” in our quarterly report on Form 10-Q for the quarter ended September 30, 2003, and in our Securities and Exchange Commission filings from time to time. Readers are cautioned not to place undue reliance upon these forward-looking statements, which speak only as of the date of this release.

WatchGuard, LiveSecurity, and Firebox are either registered trademarks or trademarks of WatchGuard Technologies, Inc. or its subsidiaries in the United States and/or other countries.

WATCHGUARD TECHNOLOGIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended			Twelve Months Ended
	December 31, 2003	September 30, 2003	December 31, 2002	December 31, 2003	December 31, 2002
	(unaudited)	(unaudited)	(unaudited)
Revenues:
Product	$13,296	$12,048	$15,918	$53,055	$53,200
Service	6,423	6,554	6,147	27,095	22,300

Total revenues	19,719	18,602	22,065	80,150	75,500
Cost of revenues:
Product	6,691	5,848	5,389	23,580	19,888
Service	1,344	1,707	1,393	6,082	5,969

Total cost of revenues	8,035	7,555	6,782	29,662	25,857

Gross margin	11,684	11,047	15,283	50,488	49,643
Gross margin percent	59.3%	59.4%	69.3%	63.0%	65.8%
Operating expenses:
Sales and marketing	7,503	7,285	8,633	31,665	33,693
Research and development	4,914	5,323	4,869	20,793	20,858
General and administrative	2,155	1,940	1,987	8,045	7,804
Stock-based compensation	35	26	148	244	1,450
Amortization of other intangible assets acquired	338	553	1,219	1,963	4,378
Impairment of other intangible assets acquired	230	3,300	6,677	3,530	6,677
Acquired in-process technology	—	—	—	—	1,179
Restructuring charges	1,000	—	3,819	1,000	8,091

Total operating expenses	16,175	18,427	27,352	67,240	84,130

Operating loss	(4,491)	(7,380)	(12,069)	(16,752)	(34,487)
Interest income, net:
Interest income	274	276	553	1,288	3,208
Interest expense	(158)	(154)	(155)	(604)	(288)

Total interest income, net	116	122	398	684	2,920
Loss before income taxes	(4,375)	(7,258)	(11,671)	(16,068)	(31,567)
Provision for income taxes	10	10	—	34	29

Net loss	$(4,385)	$(7,268)	$(11,671)	$(16,102)	$(31,596)

Basic and diluted net loss per share	$(0.13)	$(0.22)	$(0.36)	$(0.49)	$(1.02)

Shares used in calculation of basic and diluted net loss per share	33,066	32,907	32,540	32,889	31,029

WATCHGUARD TECHNOLOGIES, INC.

NON-GAAP PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

Excluding Stock-Based Compensation, Amortization and Impairment of Other Intangible Assets Acquired,

Acquired In-Process Technology and Restructuring Charges

(in thousands, except per share data)

unaudited

	Three Months Ended			Twelve Months Ended
	December 31, 2003	September 30, 2003	December 31, 2002	December 31, 2003	December 31, 2002
Revenues:
Product	$13,296	$12,048	$15,918	$53,055	$53,200
Service	6,423	6,554	6,147	27,095	22,300

Total revenues	19,719	18,602	22,065	80,150	75,500

Cost of revenues:
Product	6,691	5,848	5,389	23,580	19,888
Service	1,344	1,707	1,393	6,082	5,969

Total cost of revenues	8,035	7,555	6,782	29,662	25,857

Gross margin	11,684	11,047	15,283	50,488	49,643

Gross margin percent	59.3%	59.4%	69.3%	63.0%	65.8%

Operating expenses:
Sales and marketing	7,503	7,285	8,633	31,665	33,693
Research and development	4,914	5,323	4,869	20,793	20,858
General and administrative	2,155	1,940	1,987	8,045	7,804

Total operating expenses	14,572	14,548	15,489	60,503	62,355

Pro forma loss from operations	(2,888)	(3,501)	(206)	(10,015)	(12,712)

Interest income, net:
Interest income	274	276	553	1,288	3,208
Interest expense	(158)	(154)	(155)	(604)	(288)

Total interest income, net	116	122	398	684	2,920

Pro forma income (loss) before income taxes	(2,772)	(3,379)	192	(9,331)	(9,792)
Provision for income taxes	10	10	—	34	29

Pro forma net income (loss)	$(2,782)	$(3,389)	$192	$(9,365)	$(9,821)

Pro forma net income (loss) per share:
Basic	$(0.08)	$(0.10)	$0.01	$(0.28)	$(0.32)

Diluted	$(0.08)	$(0.10)	$0.01	$(0.28)	$(0.32)

Shares used in calculation of basic and diluted pro forma net income (loss) per share:
Basic	33,066	32,907	32,540	32,889	31,029

Diluted	33,066	32,907	32,872	32,889	31,029

WATCHGUARD TECHNOLOGIES, INC.

RECONCILIATION OF THE ABOVE NON-GAAP PRO FORMA AMOUNTS TO GAAP NET LOSS IN THE FINANCIAL STATEMENTS:

(in thousands)

unaudited

	Three Months Ended			Twelve Months Ended
	December 31, 2003	September 30, 2003	December 31, 2002	December 31, 2003	December 31, 2002
Pro forma net income (loss)	$(2,782)	$(3,389)	$192	$(9,365)	$(9,821)
Adjustments to reconcile pro forma net income (loss) to GAAP net loss in the financial statements:
Stock-based compensation	35	26	148	244	1,450
Amortization of other intangible assets acquired	338	553	1,219	1,963	4,378
Impairment of other intangible assets acquired	230	3,300	6,677	3,530	6,677
Acquired in-process technology	—	—	—	—	1,179
Restructuring charges	1,000	—	3,819	1,000	8,091

Net effect of pro forma adjustments	1,603	3,879	11,863	6,737	21,775

Net loss	$(4,385)	$(7,268)	$(11,671)	$(16,102)	$(31,596)

Use of Non-GAAP Pro Forma Financial Information

To supplement our consolidated financial statements presented on a GAAP basis, WatchGuard uses pro forma measures of operating results, net income, and earnings per share, which are adjusted to exclude certain costs and expenses we believe appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of WatchGuard’s underlying operational results and trends and our marketplace performance. For example, the pro forma results are an indication of our baseline performance before other charges that are considered by management to be outside of our core operating results. In addition, these adjusted pro forma results are among the primary indicators management uses as a basis for planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for operating results prepared in accordance with generally accepted accounting principles in the United States. Pro forma results exclude:

•	non-cash stock-based compensation expenses originating from employee stock options granted at less than fair value, stock options granted to consultants and certain restricted common stock and common stock subject to repurchase issued in connection with the Qiave Technologies Corporation and RapidStream, Inc. acquisitions;

•	the amortization and impairment of other intangible assets obtained in WatchGuard’s acquisition of Qiave Technologies Corporation in October 2000 and RapidStream, Inc. in April 2002;

•	acquired in-process technology; and

•	restructuring charges.

WATCHGUARD TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 31, 2003	December 31, 2002
ASSETS
Current assets:
Cash and cash equivalents	$3,899	$8,890
Short-term investments	74,890	77,412
Trade accounts receivable, net	6,700	8,813
Inventories, net	3,068	4,442
Prepaid expenses and other	3,924	4,435

Total current assets	92,481	103,992
Property and equipment, net	5,471	6,467
Restricted cash	3,000	3,000
Goodwill	66,605	66,605
Other intangibles, net and other assets	3,562	9,234

Total assets	$171,119	$189,298

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,676	$4,679
Accrued expenses and other liabilities	6,819	5,369
Short-term accrued restructuring and acquisition costs	2,271	3,496
Short-term deferred revenues	15,675	17,019

Total current liabilities	28,441	30,563
Long-term accrued restructuring and acquisition costs	4,268	5,539
Long-term deferred revenues	1,072	1,432

Total liabilities	33,781	37,534

Total stockholders’ equity	137,338	151,764

Total liabilities and stockholders’ equity	$171,119	$189,298

WATCHGUARD TECHNOLOGIES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Three Months Ended		Twelve Months Ended
	December 31, 2003	December 31, 2002	December 31, 2003	December 31, 2002
	(unaudited)	(unaudited)
Operating activities:
Net loss	$(4,385)	$(11,671)	$(16,102)	$(31,596)
Adjustments to reconcile net loss to net cash used in operating activities:
Noncash expenses:
Depreciation and amortization of property and equipment	695	745	2,841	2,827
Amortization of other intangible assets acquired	338	1,219	1,963	4,378
Impairment of other intangible assets acquired	230	6,677	3,530	6,677
Stock-based compensation	35	148	244	1,450
Acquired in-process technology	—	—	—	1,179
Other	—	291	—	291
Changes in operating assets and liabilities:
Trade accounts receivable, net	(603)	(177)	2,113	(2,240)
Inventories, net	1,301	207	1,374	598
Prepaid expenses and other	(94)	93	511	(248)
Other intangible, net and other assets	40	11	170	(17)
Accounts payable	(1,080)	(3,043)	(1,003)	(308)
Accrued expenses and other liabilities	1,956	347	1,450	1,205
Accrued restructuring and acquisition costs	421	2,988	(2,496)	5,921
Deferred revenues	(328)	562	(1,704)	2,663

Net cash used in operating activities	(1,474)	(1,603)	(7,109)	(7,220)

Investing activities:
Purchases of property and equipment	(296)	(363)	(1,836)	(1,251)
Proceeds from maturities of marketable securities	17,651	36,534	119,503	99,424
Proceeds from sales of marketable securities	2,000	7,161	3,819	40,534
Purchases of marketable securities	(21,165)	(43,896)	(121,070)	(121,038)
Net cash paid in connection with the acquisition of RapidStream	—	(524)	—	(17,317)

Net cash provided by (used in) investing activities	(1,810)	(1,088)	416	352

Financing activities:
Proceeds from the exercise of common stock options and the sale of common stock through the employee stock purchase plan	452	796	1,702	1,800

Net cash provided by financing activities	452	796	1,702	1,800

Net decrease in cash and cash equivalents	(2,832)	(1,895)	(4,991)	(5,068)

Cash and cash equivalents at beginning of period	6,731	10,785	8,890	13,958

Cash and cash equivalents at end of period	$3,899	$8,890	$3,899	$8,890